UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 21, 2012

AllianceBernstein Holding l.p.
(Exact name of registrant as specified in its charter)

Delaware	001-09818	13-3434400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	212-969-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2012, Peter S. Kraus, AllianceBernstein Corporation (the “Corporation”), AllianceBernstein L.P. (“AllianceBernstein”) and AllianceBernstein Holding L.P. (“AB Holding”) entered into an agreement (the “Extended Employment Agreement”) pursuant to which Mr. Kraus will continue to serve as Chairman of the Board of the Corporation and Chief Executive Officer of the Corporation, AllianceBernstein and AB Holding from January 2, 2014, the end of the term of his existing employment agreement, until January 2, 2019 (the “Employment Term”), unless the Extended Employment Agreement is terminated in accordance with its terms.

In connection with the signing of the Extended Employment Agreement on June 21, 2012, Mr. Kraus was granted 2,722,052 restricted units representing assignments of beneficial ownership of limited partnership interests in AB Holding (“AB Holding Units”).  Subject to accelerated vesting clauses in the Extended Employment Agreement (e.g., immediate vesting upon AXA ceasing to control the management of AllianceBernstein’s business or AB Holding ceasing to be publicly traded and certain qualifying terminations of employment), Mr. Kraus’s restricted AB Holding Units will vest ratably on each of the first five anniversaries of December 19, 2013, commencing December 19, 2014, provided, with respect to each installment, Mr. Kraus continues to be employed by AllianceBernstein on the vesting date.  Delivery of all of the restricted AB Holding Units will be delayed until after the final vesting date on December 19, 2018, subject to acceleration upon termination of employment.  Mr. Kraus will be paid the cash distributions payable with respect to his unvested and vested restricted AB Holding Units until they are delivered or forfeited.  These cash distributions will be paid at the time distributions are made to AB Holding Unitholders generally.

Mr. Kraus will be paid an annual base salary initially set at $275,000 subject to increase by the Board’s Compensation Committee.

During the Employment Term, AllianceBernstein has no commitment to pay any cash bonuses to Mr. Kraus (with any bonuses being entirely in the discretion of the Board Compensation Committee) or to make any additional equity based awards to him.  Consequently, during the Employment Term, the totality of Mr. Kraus’s compensation (other than his salary) will be dependent on the level of cash distributions on the restricted AB Holding Units granted to him and the evolution of the trading price of AB Holding Units, thereby directly aligning Mr. Kraus’s interests with those of other holders of AB Holding Units.

In connection with the Extended Employment Agreement, AllianceBernstein also amended Mr. Kraus’s existing Employment Agreement dated December 19, 2008 (the “Existing Employment Agreement”) to permit him to defer until December 2018 delivery of the final vesting of 544,410 restricted AB Holding Units under that agreement and to continue to receive distributions on those Units until delivery.

The Extended Employment Agreement and the Amendment to the Existing Employment Agreement are attached hereto as Exhibit 99.01 and Exhibit 99.02, respectively, and the descriptions set forth herein are qualified in their entirety by reference thereto.

Item 7.01.	Regulation FD Disclosure.

AllianceBernstein and AB Holding are furnishing a news release issued on June 21, 2012 announcing the Extended Employment Agreement (“PSK Release”).  The PSK Release is attached hereto as Exhibit 99.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.01	Extended Employment Agreement.

99.02	Amendment to Existing Employment Agreement.

99.03	PSK Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AllianceBernstein Holding l.p.

Dated: June 21, 2012	By:	/s/ Laurence E. Cranch
Laurence E. Cranch
General Counsel